  Exhibit 99.1

Manufactured Housing Properties Inc. Acquires Spring Lake Manufactured Housing Community

CHARLOTTE, NC / ACCESSWIRE / November 20, 2019 / Manufactured Housing Properties Inc. (OTC PINK:MHPC), which acquires, owns, and operates manufactured housing communities; today announced the acquisition of Spring Lake manufactured housing community.

The 225-pad property is located in Warner Robins, GA. This is the company's fourth acquisition during 2019 for a total of 13 wholly owned and operated manufactured housing communities. Manufactured Housing Properties is actively seeking to expand its portfolio of manufactured housing communities.

About Manufactured Housing Properties Inc.

Manufactured Housing Properties Inc. together with its affiliates, acquires, owns, and operates manufactured housing communities. The Company focuses on acquiring and operating value-add manufactured home communities in high growth markets.

Contact:

Michael Z. Anise
President and Chief Financial Officer
(980) 273-1702 ext. 244